As filed with the Securities and Exchange Commission on June 27, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eagle Bancorp Montana, Inc.
___________________________________________________
(Exact name of Registrant as specified in its charter)

Delaware	27-1449820
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1400 Prospect Avenue
Helena, Montana	59601
(Address of Principal Executive Offices)	(Zip Code)

2011 STOCK INCENTIVE PLAN FOR DIRECTORS, OFFICERS AND EMPLOYEES
(Full title of the Plan)

Peter J. Johnson
President and Chief Executive Officer
Eagle Bancorp Montana, Inc.
1400 Prospect Avenue
Helena, Montana  59601
(406) 442-3080

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Raymond J. Gustini, Esq.
Lloyd H. Spencer, Esq.
Nixon Peabody LLP
401 9th Street NW, Suite 900
Washington, D.C. 20004-2128
 (202) 585-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated  filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock par value $0.01 per share	344,998	$10.01	$3,453,430	$396

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under such Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(h)(i) and Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for the Registrant’s Common Stock on the NASDAQ Global Market on June 20, 2012, which was $10.01.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the 2011 Stock Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 Incorporation of Documents by Reference

The following documents which have been filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the Commission on September 19, 2011;

(b)	The Registrant’s Proxy Statement for its 2011 Annual Meeting of Shareholders (Schedule 14A), filed with the Commission on September 19, 2011;

(c)	All other reports filed by the Registrant pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since June 30, 2011, including specifically, but not limited to the Registrant’s:

(i)	Quarterly Reports on Form 10-Q for the quarters ended September 30, 2011, December 31, 2011 and March 31, 2012; and

(ii)	Current Report on Form 8-K filed with the Commission on October 25, 2011 (Item 5.07); and

(d)
The description of the Common Stock set forth in the Registrant’s registration statement on Form 8-A (Reg. No.1-34682), filed with the Commission on March 31, 2010, including all amendments and reports filed for the purpose of updating that description.

In addition, all documents and reports and any future filings made by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                 Description of Securities.

Not applicable.

Item 5.                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                 Indemnification of Directors and Officers.

The Registrant’s officers and directors are and will be indemnified against certain liabilities under Delaware law, the Amended and Restated Certificate of Incorporation of the Registrant, (“Certificate of Incorporation”), and the By-laws of the Registrant (“By-laws”).  The Certificate of Incorporation requires the Company to indemnify its directors and officers in the manner and to the fullest extent permitted from time to time by the Delaware General Corporation Law (“DGCL”).  The By-laws contain provisions which implement the indemnification provisions of the Certificate of Incorporation.

Article Tenth of the Registrant’s Certificate of Incorporation provides:  “No Director or officer acting in the capacity of a Director or performing duties as Director shall be personally liable to the Corporation or any stockholder for monetary damages for a breach of fiduciary duty as a Director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of Title 8 of the Delaware Code (relating to the Delaware Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim, that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.”

Article Seventh of the Registrant’s Bylaws provides: “The Corporation shall indemnify to the full extent authorized by law any Director or officer made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a Director or officer of the Corporation or is or was serving, at the request of the Corporation, as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise.  The Corporation may, at the discretion of the Board of Directors, indemnify to the full extent authorized by law any employee or agent made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative by reason of the fact that he, his testator or intestate is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Expenses incurred with respect to any claim, action or proceeding of the character, actual or threatened, described in Section 1 of this Article VII, may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by such person to repay the amount so advanced if and to the extent it shall ultimately be determined by a court of competent jurisdiction that he was not entitled to indemnification under this Bylaw.  The intention of this Bylaw is to provide indemnification with the broadest and most inclusive coverage permitted by law (a) at the time of the act or omission to be indemnified against, or (b) so permitted at the time of carrying out such indemnification, whichever of (a) or (b) may be broader or more inclusive and permitted by law to be applicable. If the indemnification permitted by law at this present time, or at any future time, shall be broader or more inclusive than the provisions of this Bylaw, then indemnification shall nevertheless extend to the broadest and most inclusive permitted by law at any time and this Bylaw shall be deemed to have been amended accordingly. If any provision or portion of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and effect of the remaining parts shall not be affected.”

Item 7.                 Exemption from Registration Claimed.

Not applicable.

Item 8.                 Exhibits.

See Exhibit Index.

Item 9.                 Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Lewis and Clark, State of Montana, on the 27th day of June, 2012.

EAGLE BANCORP MONTANA, INC.

By:	/s/ Peter J. Johnson
Peter J. Johnson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Peter J. Johnson, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Peter J. Johnson	Director, President and CEO	June 27, 2012
Peter J. Johnson	(Principal Executive Officer)

/s/ Clinton J. Morrison		June 27, 2012
Clinton J. Morrison	Senior Vice President and Chief Financial Officer
(Principal Financial
and Accounting Officer)

/s/ Larry A. Dreyer		June 27, 2012
Larry A. Dreyer	Chairman

/s/ James A. Maierle	Vice Chairman	June 27, 2012
James A. Maierle

/s/ Rick F. Hays	Director	June 27, 2012
Rick F. Hays

/s/ Lynn E. Dickey	Director	June 27, 2012
Lynn E. Dickey

/s/ Maureen J. Rude	Director	June 27, 2012
Maureen J. Rude

/s/ Thomas J. McCarvel	Director	June 27, 2012
Thomas J. McCarvel

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of Eagle Bancorp Montana, Inc. (Incorporated by reference to the Form 8-K filed by Eagle Bancorp Montana, Inc. on February 23, 2010)
4.2	By-Laws of Eagle Bancorp Montana, Inc. (Incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-163790) on December 17, 2009)
5.1	Opinion of Nixon Peabody LLP
10.1	2011 Stock Incentive Plan
23.1	Consent of Nixon Peabody LLP (Contained in opinion filed as Exhibit 5.1 to this Registration Statement)
23.2	Consent of Davis Kinard & Co., PC, independent accountants
24.1	Power of Attorney (Included on the signature page to this Registration Statement)